                                  SPACE LEASE



                                    BETWEEN



                             1600 PEACHTREE, L.L.C.
                                    "LESSOR"



                                      AND



                                  EQUIFAX INC.
                                    "LESSEE"

                                  SPACE LEASE
                                  -----------

     THIS SPACE LEASE (this "Lease"), made and entered into this ____ day of March, 1998, by and between 1600 PEACHTREE, L.L.C. ("LESSOR") , and EQUIFAX INC. ("LESSEE"), a Georgia corporation.

                                   ARTICLE I
                               DEMISE OF PREMISES
                               ------------------

     SECTION 1.01.  DEMISE.  For and in consideration of the payment of rent
                    ------
herein reserved to be paid by LESSEE and the performance of the covenants and agreements herein contained on the part of LESSEE to be kept, observed and performed, LESSOR does hereby demise and lease to LESSEE, and LESSEE does hereby take and hire, upon and subject to the terms and conditions herein contained, approximately 92,500 square feet of building space which is outlined in red on

Exhibit "A" hereof (the "Premises") and located on the land described in Exhibit
-----------                                                              -------
"I" hereto (the "Land") together with (i) the right to park up to 390
---
automobiles in the multistory parking garage which is situated under the building in which the Premises is located and in the surface parking spaces located around the Premises and the Land (provided that if the aggregate number of parking spaces available in such parking garage and the surface parking spaces is less than 1,100, then the 390 parking spaces for LESSEE shall be reduced proportionately to maintain the same ratio of parking spaces as 390 bears to 1,100 but in no event shall such number be less than 350), and (ii) the non-exclusive right to use all access roads and drives that connect the parking garage and surface parking to all public roads or private drives and the other Common

Areas, provided that LESSOR may change, relocate or eliminate such access roads or drives so long as it provides uninterrupted access to the parking garage and surface parking spaces and such actions do not interfere with LESSEE'S operations from the Premises, all subject to the encumbrances set forth in Exhibit "B" hereof.
   -----------

     SECTION 1.02.  PARKING.  In the event that either LESSOR or LESSEE requires
                    -------
parking spaces in addition to those available in the parking garage under the Premises and the surface parking spaces, LESSOR will at LESSOR'S expense pave and stripe the land around the parking garage. LESSEE will reimburse LESSOR for a share of LESSOR'S actual, out-of-pocket expense in providing such paving and striping, such share to be determined by the ratio of the number of parking spaces available to LESSEE and the total number of parking spaces after such paving and striping. In the event that LESSOR provides reserved parking spaces to any third party tenant of the buildings on the Land, then a ratio shall be established showing the number of reserved spaces provided to such third party tenant to the number of square feet leased by such third party tenant, and LESSEE shall be entitled to a number of comparable reserved parking spaces so that its ratio of reserved spaces to square feet leased is equal to such ratio for such third party tenant. LESSOR cannot grant to third party tenants of the buildings on the Land a number of parking spaces which when added to those allotted to LESSEE herein exceed the available parking at the Premises and on the Land unless LESSOR adds an additional number of spaces acceptable to LESSEE. In the event that LESSEE shall obtain for its own benefit the right to park automobiles on property other than the Land, such rights shall be exclusively for the benefit of LESSEE and shall not affect the provisions of this paragraph. LESSEE represents that as of the date hereof there are at least 987 parking spaces located in the parking garage and the surface parking spaces located around the Premises and the Land.

     SECTION 1.03.  CAFETERIA.   LESSOR further grants to LESSEE the right to
                    ---------
use the cafeteria presently located in the building in front of the building in which the Premises is located, together with the right of reasonable access through such adjoining building to such cafeteria until such time as LESSOR leases to a third party the building located in front of the building in which the Premises is located and commonly referred to as "Building B". In the event that LESSOR leases the buildings in front of the building in which the Premises is located to an entity which intends to operate the cafeteria presently located in such building, LESSOR will use reasonable efforts to insert into its lease with such entity that such entity must negotiate with LESSEE for an agreement permitting LESSEE'S employees in the Premises to utilize such cafeteria in common with the employees of such entity. In the event that LESSEE's employees are not allowed to use such cafeteria, LESSEE shall be permitted to remove all of its equipment from such cafeteria, and LESSEE shall repair any damage to such building as a result of such removal. As of the date hereof, the cafeteria equipment of LESSEE is described on Exhibit "H" hereto. In the event that after
                                    -----------
March 31, 2004 LESSEE is the exclusive user of such cafeteria LESSEE shall pay Rent with respect to the cafeteria for so long as LESSEE is the exclusive user thereof at the rate of $11.00 per square foot being used for the cafeteria. LESSEE and LESSOR shall in good faith attempt to agree upon a calculation of the square footage of the cafeteria being used, and in the event that LESSOR and LESSEE are unable to agree upon such calculation, then the calculation of such square footage shall be made by an independent architect mutually acceptable to LESSOR and

LESSEE in accordance with the standard method for measuring floor area in office buildings as calculated pursuant to the 1996 BOMA Standard for calculation.

     SECTION 1.04.  SIGN.  LESSEE has a sign on the rear of the parking garage
                    ----
facing the I-75, I-85 Interchange and LESSEE may keep such sign in place, paying all costs and expenses in connection therewith until the earlier of (i) March 31, 2004; or (ii) the date of receipt by LESSEE of a written notice stating that it is a notice given pursuant to this Section 1.04 and that LESSOR has executed a lease with a tenant any part of the buildings on the Land (other than the building in which the Premises is located) (the "Sign Removal Date").
Commencing on the Sign Removal Date , LESSEE will, at LESSEE'S sole cost and expense, remove such sign and repair all damage to the building caused by such sign and/or its removal and provided that LESSEE completes removal and restoration within 30 days after the Sign Removal Date, LESSEE will be entitled, throughout the balance of the Term, to maintain a smaller sign on the rear of such parking garage on the following terms and conditions:

     (i) the sign will have on it only the name of LESSEE'S company or division, and the size and format of the letters forming such name will be subject to LESSOR'S prior written approval, not to be unreasonably withheld or delayed;

     (ii) the sign will be placed below the sign of the principal occupant of the building which was formerly LESSEE'S headquarters building; and

     (iii) the sign will occupy not more than forty percent (40%) of the space allowed by applicable municipal ordinances.

The provision of this Section 1.04 shall be for the benefit of Equifax Inc. only and its successors by merger or a purchaser of all or substantially all of the assets of Equifax Inc.

     Lessee shall be entitled to have "directional" signs on the Land, but the size and location of such directional signs will always be subject to Lessor's prior written approval.

                                   ARTICLE II
                                 TERM OF LEASE
                                 -------------

     SECTION 2.01.  TERM OF LEASE.  The term of this Lease (the "Term") shall
                    -------------
commence on the date that the termination of the HEADQUARTERS FACILITY LEASE becomes effective pursuant to a Lease Termination Agreement of even date herewith and, unless sooner terminated as herein provided, shall continue thereafter for fourteen (14) years. Upon the commencement of the Term, LESSOR and LESSEE shall upon the request of either of them enter into an agreement confirming the dates the Term commenced and is scheduled to terminate.

                                  ARTICLE III
                 COVENANTS AND WARRANTIES OF LESSOR AND LESSEE
                 ---------------------------------------------

     SECTION 3.01.  DEMISE OF LEASEHOLD ESTATE BY LESSOR.  LESSOR warrants that
                    ------------------------------------
it has full right and lawful authority to enter into this Lease; and that it is lawfully seized of good, marketable and indefeasible record fee simple title to the Land and the Premises, subject to the encumbrances set forth in Exhibit "B"
                                                                    -----------
hereof.

     SECTION 3.02.  AUTHORITY OF LESSEE.  LESSEE warrants that it has full right
                    -------------------
and lawful authority to enter into this Lease and to keep and perform the covenants herein contained.

     SECTION 3.03.  QUIET ENJOYMENT.  LESSOR warrants that, unless an Event of
                    ---------------
Default shall have occurred and be continuing, the LESSEE'S peaceful possession, use and enjoyment of the Premises in accordance with this Lease shall not be interrupted or disturbed by the LESSOR or any person or entity claiming by, through or under the LESSOR.

                                   ARTICLE IV
                       ANNUAL RENT AND ADDITIONAL RENTAL
                       ---------------------------------

     SECTION 4.01.  RENT.  LESSEE covenants and agrees to pay LESSOR, in lawful
                    ----
money of the United States of America, without set-off or deduction, during the Term as rent hereunder, a base annual rent (the "Rent") as follows:

     YEARS               RENT                        RENT BASED ON 92,500 SQUARE
                                                              FEET LEASED

    (i) 1-5      $ 9.50 per square foot                       $  878,750
   (ii) 6-10     $10.25 per square foot                       $  948,125
  (iii) 11-14    $11.00 per square foot                       $1,017,500

     Rent shall be payable in equal monthly installments, in advance, on or before the first day of each month. Rent for a partial month at the beginning or end of the term shall be prorated.

     SECTION 4.02.  ADDITIONAL RENTAL.  LESSEE covenants and agrees to pay to
                    -----------------
LESSOR, from time to time as provided in this Lease, and as "Additional Rental":
(a) interest (hereinafter called "Interest") at the annual rate equal to ten percent (10%) on all installments of Rent not paid within five (5) days after LESSEE receives from LESSOR written notice that one or more installments of Rent were not paid on the due date, until the date of payment; (b) all other sums which LESSEE herein agrees to assume and pay to third parties in those circumstances where

LESSEE shall fail or refuse to pay such third parties and the same is paid by LESSOR; and (c) Interest at the rate specified in Section 4.02 on the sums described in (b), next preceding, from the due date until paid or, if demand is required therefor by the terms of this Lease, from the date of demand until paid. In the event of any failure on the part of LESSEE to pay any Additional Rental, LESSOR shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the event of the nonpayment of Rent.

     SECTION 4.03.  NET LEASE; NON-TERMINATION.  This Lease is a net Lease and
                    --------------------------
Rent and Additional Rental shall be paid without notice, demand (except as expressly provided herein in the case of certain Additional Rental), counterclaim, setoff, deduction or defense and, without abatement, suspension, deferment, diminution or reduction. Except as otherwise provided in this Lease, this Lease shall not terminate nor shall LESSEE have any right to terminate this Lease or be entitled to the abatement of any Rent hereunder or any reduction thereof, nor shall the obligations of LESSEE under this Lease be otherwise affected, by reason of (a) any damage to or destruction of all or any portion of the Premises from whatever cause, except as provided in ARTICLE XIII or ARTICLE XIV, (b) the prohibition, limitation or restriction of or interference with LESSEE'S use of all or any portion of the Premises (except when such constitutes a breach of LESSOR'S covenant of quiet enjoyment), (c) the failure on the part of LESSOR to perform or comply with any term, provision or covenant of any other agreement to which LESSOR and LESSEE may be parties, (d) the entry of a decree or order for relief by a court having jurisdiction in the Premises in respect of LESSEE in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of LESSEE or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, (e) the commencement by LESSEE of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator

(or other similar official) of LESSEE or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of LESSEE generally to pay its debts as such debts become due, or the taking of corporate action by LESSEE in furtherance of any of the foregoing, or (f) any claim which LESSEE has or might have against LESSOR. Except as otherwise expressly provided in this Lease, LESSEE waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leasehold estate in the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Rent. It is the purpose and intent of LESSOR and LESSEE that Rent and Additional Rental (where payable to LESSOR) shall be absolutely net to LESSOR, so that this Lease shall yield, net, to LESSOR, Rent specified in 4.01 and Additional Rental specified in
4.02 hereof throughout the Term, and that all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise and become due as specified in 5.01 and 5.02 hereof or elsewhere herein during the Term shall be paid by LESSEE, and that LESSOR shall be indemnified and saved harmless by LESSEE from and against the same, except as expressly provided herein.

                                   ARTICLE V
                         TAXES, ASSESSMENTS AND CHARGES
                         ------------------------------

     SECTION 5.01.  TAXES AND ASSESSMENTS.  Subject to the provisions of 11.01
                    ---------------------
hereof (concerning "Permitted Contests"), LESSEE covenants and agrees to pay to LESSOR after receipt of a copy of the tax bill and a calculation of LESSEE'S prorata share of taxes from Lessor, but before the same become delinquent and before any fine, penalty, or interest may be added for nonpayment, LESSEE'S prorata share of any and all taxes, assessments, license or permit fees, excises, imposts and charges of every nature and classification (all or any one of which are hereinafter referred to as "Tax") that at any time during the Term are levied, assessed, charged or imposed upon LESSOR'S fee simple and/or reversionary interest in land and buildings on and in which the Premises is situated, LESSEE shall pay to LESSOR any tax on Rent or Additional Rental reserved or payable hereunder (including any gross receipts or other taxes levied upon, assessed against or measured by the Rent or Additional Rental); provided, however, that LESSEE shall not be obligated to pay any municipal, state or federal income, inheritance or estate tax or any tax imposed, levied or assessed with respect to or because of the income, appreciation or other benefit derived by LESSOR from or by virtue of this Lease or the estate of LESSOR under this Lease under currently existing applicable laws and regulations; provided, however, that if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that any imposition which at the commencement of or during the Term is or shall be levied, assessed or imposed on real estate and the improvements thereon is thereafter levied, assessed or imposed wholly or partially (a) on the rents received from real estate or the improvements thereon, or (b) as a tax assessment, levy or license fee (regardless of the form and regardless of the taxing authority) upon LESSOR, measured by Rent and Additional Rental payable under this Lease, then all such substitute taxes, assessments, levies or license fees shall be deemed to be included within the meaning of the term "Tax" for purposes hereof, and LESSEE shall pay and discharge the same as herein provided in respect to the payment of Tax. LESSEE'S prorata share shall be determined by multiplying the Tax by a fraction, the numerator of which is the total number of square feet in the Premises and the denominator of which is the total number of square feet in the office buildings located on the Land, but not the parking garage which are the subject of the Tax. The quotient so obtained shall be LESSEE'S prorata share of such Tax. As of the date hereof, LESSEE'S prorata share of such Tax is 27.82% (92,500 / 332,500). Tax due during the initial and final year of the Term, will be prorated. Lessee shall not be responsible for any part of any tax increases that are assessed because of new construction on the Land unless such new construction is performed at the request of Lessee. In the event of any assessment for improvements serving or relating to the use of the Premises which is payable in installments, LESSEE'S prorata share thereof shall be further limited to those installments becoming due during the Term.

     Notwithstanding the calculation of LESSEE's prorata share as provided above, LESSOR may in connection with the leasing of the space in the buildings located in front of the building in which the Premises is located remeasure the rentable square feet of such improvements and the Premises. Such remeasurement shall be performed by an independent architect reasonably acceptable to LESSOR and LESSEE and shall be performed in accordance with the provisions of Section
1.03 of this Lease. Upon completion of such remeasurement, LESSOR shall provide a copy of such architect's determination to LESSEE, and LESSEE's prorata share shall be redetermined from and after such date, with the area of the improvements to the Land and the Premises being based on such measurement. Such recalculation shall only affect the calculation of LESSEE's prorata share and shall not, without limiting the foregoing, affect the calculation of the Rent.

     SECTION 5.02.  CHARGES.  LESSOR covenants and agrees that it shall be
                    -------
responsible for providing to the Premises (including the signs maintained by LESSEE pursuant to 1.04 above) and the Common Facilities all public or private utility services including, but not limited to, water, sewer, gas, light, heat and air conditioning, telephone, electricity, trash removal, power and other utility and communication services, together with the services described in Exhibit "C" attached hereto and made a part hereof. Subject to the provisions
-----------
of 11.01 hereof (concerning Permitted Contests) and 6.03 (concerning Audits), LESSEE covenants and agrees that it shall pay in accordance with usual and customary business practices as such shall become due all charges for all public or private utility services including, but not limited to, water, sewer, gas, light, heat and air conditioning, telephone, electricity, trash removal, power and other utility and communications services together with the services described in Exhibit "C" (all or anyone of which are hereinafter referred to as
             -----------
"Charge") that at any time during the Term are rendered or become due and payable with respect to the Premises. LESSEE will be responsible for installing meters so that electrical service to the Premises is separately metered for the Premises, and LESSOR shall install meters so that electrical service to the balance of the improvements on the Land is separately metered. LESSEE shall pay to LESSOR within thirty (30) days of receipt of an invoice therefor from LESSOR LESSEE's prorata share of the actual, out-of-pocket costs of the Charges for water and sewer, subject to the provisions of 6.03 (concerning Audits) below.
If LESSEE's business in the

Premises, or any portion thereof, is materially adversely affected as a result of any interruption in the services described above as a result of the acts or omissions of LESSOR or its agents or contractors for a period of five (5) consecutive business days, then Rent and all other amounts payable hereunder shall abate in the proportion that the Premises are so materially adversely affected until the entire Premises or portion thereof that was so materially adversely affected are again usable without such material adverse effect, such abatement to commence on the sixth (6th) day after such interruption.

     The parties acknowledge that the Premises contains a heating and air conditioning system designed primarily to provide service to the Premises, and that the remainder of the buildings on the Land also have a separate heating and air conditioning system which is intended primarily to provide service to such buildings. Notwithstanding the foregoing, such systems are designed such that they may serve the other buildings located on the Land. LESSOR and LESSEE agree that the heating and air conditioning system serving the Premises and the heating and air conditioning system serving the balance of the buildings on the Land, respectively, may be utilized to provide such service to the other building(s) in the event that the main system for such improvements is temporarily interrupted. The party receiving such temporary service shall pay to the other within thirty (30) days of demand therefor a charge of $35.00 per hour for such service. Upon the request of either LESSOR or LESSEE, an independent third party building manager may make recommendations to LESSOR and LESSEE for the adjustment of such rate, which rate shall be based upon the chilled water rate for operating the respective heating and air conditioning systems. Such adjustments shall be subject to the mutual approval of LESSOR and LESSEE.

     SECTION 5.03.  GENERAL.  LESSOR shall prepare and file, all reports and
                    -------
returns required by law and governmental regulations with respect to any Tax and shall furnish copies thereof to LESSEE. LESSOR and LESSEE shall promptly forward to the other, upon receipt, copies of any bill or assessment respecting any Tax. Upon request of LESSEE, LESSOR agrees to furnish and deliver to LESSEE receipts evidencing the payment of any Tax and/or Charge payable by LESSEE as in
5.01 provided. If any Tax and/or Charge may be paid in installments, LESSOR shall be obligated to pay only such installments as they become due; provided, however, that any and all installments which are incurred during the Lease Term, and become due and payable after the expiration of the Term shall be paid on or before the date which is prior to the expiration of the Term, or, in event of the termination of this Lease, prior to the date of such termination. If LESSEE fails to pay its prorata share of any Tax and/or Charge (or any installment thereof) when due, LESSOR, without declaring a default hereunder, may, but shall not be obligated to, pay any such Tax and/or Charge (or any installment thereof) and any amount so paid by LESSOR, together with all reasonable costs and expenses incurred by LESSOR in connection therewith, shall constitute Additional Rental hereunder and shall be paid by LESSEE to LESSOR on demand with Interest thereon in the manner provided in 4.03. LESSEE'S obligation to pay Taxes and Charges which accrue during the Term shall survive any termination of this Lease.

                                   ARTICLE VI
                       CONDITION AND USE OF THE PREMISES
                       ---------------------------------

     SECTION 6.01.  CONDITION OF THE PREMISES.  LESSEE represents, covenants and
                    -------------------------
agrees that the Premises in its present state is accepted as being in good order and condition and that the

Premises comply in all respects with the requirements of this Lease (including without limitation the electrical capacity requirements specified in Section (f) of Exhibit "C" hereto), and is in all respects suitable for the purposes
   ----------
intended by LESSEE. LESSOR leases the Premises and LESSEE accepts the Premises, "as is" at the date hereof without representation or warranty by LESSOR, express or implied, in fact or by law, and without recourse to LESSOR, with respect to:
(i) the condition of the Premises, including, but not limited to the soil and subsurface conditions thereof; (ii) the ability to use the Premises for any particular purpose; (iii) access to or from the Premises; or, (iv) the existence or adequacy of present availability of any utilities to service the Premises, including, but not limited to, drainage and sewage facilities.

     SECTION 6.02.  MAINTENANCE AND REPAIRS.  LESSEE shall, at its own cost and
                    ------------------------
expense, maintain the Premises, exterior and interior, structural and nonstructural, in as good a condition and repair as existed on the date of this Lease, normal wear and tear and damage by casualty or condemnation (subject to the terms of this Lease) excepted, including, without limitation, repair, maintenance and replacement of the exterior walls, roofs, the foundation and structural frame of each building and the interior of each building, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, and sprinkler and plumbing systems. Notwithstanding the foregoing, from and after the date that LESSOR leases all or any portion of the buildings located in front of the building in which the Premises are located to one or more tenants, LESSOR shall maintain the exterior of the Premises including all structural elements of the Premises and the interior of the Premises as hereinafter provided, in as good a condition and repair as existed on the date of this Lease, normal wear and tear and damage by casualty or condemnation (subject to the term of this Lease) excepted, including, without limitation, repair, maintenance or replacement of the exterior walls, roofs, the foundation and structural frame of each building and the major building systems (including but not limited to the electrical systems, elevators, mechanical systems, heating, air conditioning and ventilation systems and sprinkler and plumbing systems). LESSEE shall within thirty (30) days of receipt from LESSOR of an invoice therefor reimburse LESSOR for its actual, out-of-pocket expenses reasonably incurred in connection with performing such obligations, subject to the provisions of 6.03 hereof (concerning Audits). Notwithstanding anything herein to the contrary, LESSEE shall not be responsible for the maintenance, repair or replacement of the parking structure located below the Premises or any structural elements thereof.

     SECTION 6.03.  COMMON FACILITIES.  The Common Facilities shall consist of
                    -----------------
the drives, ways and access, the parking garage and the paved parking areas, the landscaped areas, and the building entrance area and security room described in

Exhibit "G" hereto, all located on the  Land formerly occupied by LESSEE as its
-----------
headquarters facility.

     LESSOR shall keep all Common Facilities in a first-class state of repair and condition and shall regularly perform maintenance to such Common Facilities to ensure that the same are in a first-class state of repair and condition ("Common Area Maintenance"). LESSOR'S obligations hereunder shall include, but not be limited to: maintenance; repair required to clean, preserve and maintain the Common Facilities; lighting facilities serving them; policing and traffic direction; fire protection; security protection; ice and snow removal; removal of trash, rubbish and debris; pest extermination; repairing all above and underground utility conduits and lines and sewers wherever such lines run over or under any part of the Common Facilities; public liability, workers' compensation, property damage and hazard insurance. All holes or breaks in the paving shall be repaired by LESSOR immediately after LESSOR becomes aware of such an occurrence.

     LESSEE covenants and agrees to pay as provided herein its pro rata share (determined as provided in 5.01 hereof) of the reasonable cost of Common Area Maintenance ("Common Area Maintenance Cost") during the Term of this Lease, which shall include, without limitation, the following costs or expenses incurred in connection with or reasonably attributable to the maintenance, repair and operation of the Common Facilities: lighting, gardening and landscaping (including planting, replanting and replacing flowers and shrubs); cleaning; public liability, workers' compensation, property damage and hazard insurance; fire and security protection; personal property taxes; line painting; sanitary control; water and sewerage charges; removal of ice, snow, trash, rubbish, debris, garbage and other refuse; personnel to provide and supervise such service and to direct parking (including unemployment and social security taxes). Notwithstanding anything herein to the contrary, LESSEE shall be responsible for all costs relating to the elevators located within the area described in Exhibit "G" hereto and the elevators located within the Premises.
             -----------

     In no event shall the Common Area Maintenance Cost include:

        (i) cost of repairs and replacements to the extent that proceeds of insurance or condemnation awards are received therefor;

        (ii) interior improvements to individual tenant space or the cost of any special work or service performed for any tenant at such tenant's cost;

        (iii) costs (or related depreciation) incurred in a comprehensive rehabilitation or renovation of any building or improvement;

        (iv) losses or damages caused by the negligence or willful misconduct of LESSOR;

        (v) capital expenditures on the Land or any buildings or improvements;

        (vi)   expenses for legal services and income tax accounting;

        (vii) principal, interest, depreciation or the costs of obtaining financing;

        (viii) the cost of repairs or replacements incurred by reason of fire or other casualty (but the amount of any deductible not exceeding $100,000.00 may be included) or by reason of condemnation;

        (ix) expenses incurred by LESSOR to lease space including leasing commissions, advertising and promotional expenditures in connection therewith;

        (x) expenses for the replacement of any item covered under warranty to the extent replaced without cost to LESSOR;

        (xi) costs to correct any penalty or fine incurred by LESSOR due to LESSOR's violation of any federal, state or local law or regulation and any interest or penalties due for late payment by LESSOR of any of the Common Area Maintenance Costs;

        (xii) expenses for any item or service which LESSEE pays directly to a third party or separately reimburses LESSOR and expenses incurred by LESSOR to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties other than as a reimbursement for Common Area Maintenance Costs;

        (xiii) expenses for any item or service not provided to LESSEE but exclusively to certain other tenants in the building located on the Land;

        (xiv) a property management fee in excess of five percent (5.0%) of the Common Area Maintenance Costs (provided that the Common Area Maintenance Costs shall only include a management fee if such fee is paid to an unaffiliated third party);

        (xv) compensation of (i) employees above the grade of building superintendent or building manager, and (ii) employees whose time is not spent directly in the operation of the buildings on the Land;

        (xvi) LESSOR's general corporate overhead and administrative expenses except if it is solely for the buildings on the Land;

        (xvii) taxes (other than personal property taxes on maintenance equipment used in the performance of LESSOR's obligations with respect to the Common Facilities);

        (xviii) fees paid to affiliates of LESSOR to the extent that such fees exceed the customary amount charged for the services provided;

        (xix)   costs for sculptures, paintings or other objects of art;

        (xx)    reserves;

        (xxi) expenses incurred by LESSOR in order to comply with laws (including without limitation Environmental Laws) or address Hazardous Materials to the extent the same are not the responsibility of LESSEE under this Lease; and

        (xxii) any costs or expenses relating to the escalators located near the area described in Exhibit "G" hereto.
                                      ----------

Prior to the commencement of the Term, and within ninety (90) days after the end of each calendar year during the term hereof, LESSOR shall submit to LESSEE a statement of the anticipated Common Area Maintenance Costs (the "Estimated Costs"). The Estimated Costs for each such calendar year shall be the anticipated for such calendar year as reasonably estimated by LESSOR in good faith, which estimate shall bear a reasonable relationship to the Common Area Maintenance Costs for the previous calendar years. LESSEE's prorata share of any Estimated Costs shall be due and payable in twelve (12) monthly installments on the same terms and conditions as payments of Rent. If LESSEE is in possession of the Premises for a portion of a month, such obligation for said month shall be prorated for the number of days of LESSEE's possession during that month. Within ninety (90) days after the end of each calendar year, LESSOR shall give LESSEE a detailed statement (the "Statement") as prepared by a certified public accountant reasonably acceptable to LESSOR and LESSEE and certified by LESSOR to be correct showing the total actual Common Area Maintenance Costs for the prior calendar year and LESSEE's prorata share thereof (provided that such statement need not be prepared by a certified public accountant for so long as 1600 Peachtree, L.L.C. or Wachovia Bank, N.A. (or any wholly-owned subsidiary or affiliate of Wachovia Bank, N.A. or nominee thereof) is the LESSOR). In the event that the total of the payments required herein which LESSEE has made for such calendar year is less than LESSEE's actual prorata share, LESSEE shall pay the difference within thirty (30) days after receipt of the Statement from LESSOR. At the option of LESSEE, any overpayment by LESSEE shall be refunded to LESSEE within thirty (30) days from the receipt of the Statement by LESSEE, or credited toward the amounts next become due pursuant to this Section. LESSOR shall deliver a Statement to LESSEE on or before March 31 of the calendar year following the year for which the Statement applies.

     LESSEE, at its expense, shall have the right, upon giving reasonable notice to LESSOR, to audit LESSOR's books and records relating to any Common Area Maintenance Costs payable hereunder for a period of up to two (2) years after LESSEE's receipt of a Statement (the rights pursuant to this paragraph are hereinafter referred to as an "Audit") . In the event that such audit reveals that the amount of Common Area Maintenance Costs stated by LESSOR in a Statement is in excess of three percent (3%) over the actual Common Area Maintenance Costs, then LESSOR shall pay the reasonable costs and expenses incurred in connection with such audit. In the event that LESSEE in good faith disputes all or any portion of the amount due by LESSEE hereunder, LESSEE shall not be in breach of this Agreement if LESSEE pays to LESSOR such amount as is not in dispute, and any remaining amount in dispute between LESSOR and LESSEE with respect to Common Area Maintenance Costs shall be determined by arbitration by a panel of three (3) arbitrators in accordance with the rules and regulations for commercial matters then in effect for the American Arbitration Association or its successor (the "AAA"). The determination of the arbitrators shall be final, binding and conclusive on LESSOR and LESSEE, and judgment may be rendered thereon by any court having jurisdiction, upon application of either LESSOR or LESSEE. Each party shall have the right to select one of the arbitrators and shall be responsible for the costs of their respective arbitrator and the third arbitrator, who shall be a competent and impartial person with at least ten (10) years experience in commercial leasing in the Atlanta metropolitan area, shall be selected by the other two arbitrators or, failing agreement by them, the AAA. The cost of such third arbitrator shall be borne equally by LESSOR and LESSEE.

     Notwithstanding anything herein to the contrary (including without limitation the provisions of Exhibit "C" hereto), LESSOR and LESSEE agree that
                             -----------
the maintenance and operation of the security system serving the Premises and the balance of the improvements on the Land shall be performed jointly. LESSOR shall not reduce the level of security provided to the Premises below that provided as of the commencement of the Term or alter the physical security system without the prior written approval of LESSEE. In addition, LESSOR shall, at LESSEE's expense, upgrade or alter such security system affecting the Premises as LESSEE may from time to time require.

     SECTION 6.04.  LESSEE'S PERSONAL PROPERTY; INDEMNITY.  All of LESSEE'S
                    -------------------------------------
personal property now or hereafter placed or installed in the Premises ("Trade Fixtures") shall be and remain LESSEE'S property at LESSEE'S sole risk, and LESSOR shall not be liable for and LESSEE hereby releases LESSOR from any and all liability for theft thereof or any damage thereto occasioned by any acts, omissions or negligence of any third persons, or any act of God.

     LESSEE shall have the right to install in the Premises additional Trade Fixtures required by LESSEE or used by it in its business, and to remove any and all Trade Fixtures upon expiration or termination of this Lease; provided, however, that LESSEE shall repair and restore any damage or injury to the Premises (to the condition in which the Premises existed prior to such installation) caused by the installation and/or removal of any such Trade Fixtures.

    SECTION 6.05.  ALTERATIONS AND ADDITIONS.  So long as no Event of Default
                   --------------------------
remains uncured, LESSEE at its expense may make alterations of and additions (both structural and non-structural) to the Premises or any part thereof, provided that any alteration or addition (a) shall not change the general character of the Premises as office space, or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Premises as an office building (provided, however that such requirements shall not be construed to require LESSEE to operate the Premises as an office building, it being the intent of this Lease that the Premises may be used for any lawful purpose), (b) is effected with due diligence, in a good and workmanlike manner, in compliance with all legal requirements and in a manner that will not unreasonably disturb LESSOR or LESSOR's tenants, (c) is promptly and fully paid for by LESSEE, and (d) is made, in case the estimated cost of such alteration or addition exceeds $2,000,000, under the supervision of an architect or engineer reasonably satisfactory to LESSOR and in accordance with plans, specifications and cost estimates approved by LESSOR, such approval not to be unreasonably withheld or delayed. Title to all such modifications, alterations and/or additions shall be and remain in the LESSEE during the Term hereof and any extensions thereof, but shall revert to LESSOR at the end of the Term, or such extensions.

    SECTION 6.06.  ACCESS TO PREMISES.  LESSOR, its agents and designees, shall
                   ------------------
have the right, but only at reasonable times upon reasonable prior notice to LESSEE or any authorized employee of LESSEE at the Premises (except in the event of an emergency), to enter the Premises, other than secured areas where valuables or confidential documents or information are kept, for the making of repairs or alterations which LESSOR shall be required to or shall have the right to make under this Lease. LESSOR shall be allowed to take such material into and upon the Premises that may be reasonably required for repairs and alterations without the same constituting an eviction of LESSEE in whole or in part and the Rent reserved shall abate equitably while said repairs or alterations are being made in the event that such repairs or alterations interfere with LESSEE's operations from the Premises for more than two (2) days. LESSOR shall use reasonable efforts to minimize any disturbance to LESSEE's occupancy and business operations. LESSOR shall be responsible for the safety of all such work. LESSEE shall have the right to approve all persons who may enter the Premises on behalf of LESSOR or any management company retained by LESSOR (including without limitation the right to perform background checks on such persons). In the event that the cost to LESSOR of any management company shall materially increase as a result of LESSEE's disapproval of such persons, LESSEE shall bear such increased costs.

                                  ARTICLE VII
                 COMPLIANCE WITH LAWS:  LIENS AND ENCUMBRANCES
                 ---------------------------------------------

    SECTION 7.01.  COMPLIANCE WITH LAWS.  LESSEE shall, at LESSEE'S sole cost
                   --------------------
and expense, and subject to all of the provisions of this Section 7.01, promptly comply in all material respects with any and all present and future laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments and all departments and agencies thereof having jurisdiction over the Premises relating to LESSEE'S use and occupancy thereof ("laws"), including but not limited to, the making of all changes to the Premises which now or hereafter may be required in order to comply with the foregoing; and LESSEE acknowledges its responsibility to comply with and hereby agrees to comply with as to the Premises only Chapter One of the City of Atlanta Building Code, 1983, as amended through December 22, 1989, requiring the installation of automatic sprinkler protection in certain instances. In the event that such requirement to comply with such laws occurs at any time during the final two (2) years of the Term, Lessee shall only be responsible for payment of its prorata share of the costs of such compliance based on the remaining term of this Lease multiplied by the quotient obtained by dividing the total costs of such compliance by the anticipated useful life of the changes to the Premises.

    SECTION 7.02.  LIENS AND ENCUMBRANCES.  Subject to the provisions of Section
                   ----------------------
11.01 hereof (concerning Permitted Contests) and the provisions of Section 10.01 hereof (permitting mortgaging of LESSEE'S leasehold estate), LESSEE shall not create or permit to be created or to remain, and, shall promptly discharge or remove or otherwise render ineffective by payment or posting of a surety bond, or otherwise, within thirty (30) days after notice by LESSOR, at its sole cost and expense, any lien, encumbrance or charge (each or all of which are herein referred to as "Lien") upon the Premises and/or the cafeteria, or any part thereof or upon LESSEE'S leasehold estate hereunder that arises from the use or occupancy of the Premises and/or the cafeteria by LESSEE or by reason of any labor, service or material furnished or claimed to have been furnished to LESSEE or by reason of any construction, repair or demolition by LESSEE. Notice is hereby given that LESSOR shall not be liable for the cost and expense of any labor, services or material furnished or to be furnished with respect to the Premises and/or the cafeteria at or by the direction of LESSEE or anyone holding the Premises and/or the cafeteria or any part thereof by, through or under LESSEE and that no laborer's, mechanic's or materialman's or other lien for any such labor, services or materials shall attach to or affect the interest of LESSOR in and to the Premises and/or the cafeteria. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of LESSOR, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvements or repair to or of the Premises and/or the cafeteria or any part thereof, nor as giving LESSEE any right, power or authority on behalf of LESSOR to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises and/or the cafeteria or any part thereof. If LESSEE fails to discharge, remove or otherwise render ineffective by payment, posting of a surety bond, or otherwise, any Lien as hereinabove provided, LESSOR, without declaring a default hereunder and without relieving LESSEE of any liability hereunder, may, but shall not be obligated to, discharge or pay the same, either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings, and any amount so paid by LESSOR and all costs and expenses incurred by LESSOR in connection therewith shall constitute Additional Rental hereunder and shall be paid by LESSEE to LESSOR on demand with Interest thereon. For the purposes of this Section 7.02, LESSEE's obligations with respect to the cafeteria shall only be effective so long as LESSEE is a user of the cafeteria.

                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

    SECTION 8.01.  INDEMNIFICATION BY LESSEE.  LESSEE covenants and agrees to
                   -------------------------
pay, defend, and save harmless LESSOR from and against any and all liability, loss, damage, causes of action, suits, claims, demands or judgments of any nature whatsoever (a) arising from any injury to or the death of any person or damage to any property occurring on the Premises during the Term of this Lease (except for those matters covered pursuant to Section 8.02(a) below), or (b) in any manner arising out of or connected with the use, non-use, condition, possession, operation, maintenance, management or occupation of the Premises or any part thereof during the Term of this Lease or any extensions thereof, (c) any negligence on the part of the LESSEE or its agents, contractors, servants, employees, licensees or invitees, (d) resulting from the violation by LESSEE of any term, condition or covenant of this Lease or of any contract, agreement or restriction created by, through or under LESSEE which affects the Premises, or any regulation affecting the Premises or any part thereof applicable to LESSEE during the Term of this Lease or the occupancy or use thereof by LESSEE during the Term of this Lease, or (e) any use by LESSEE or its agents, contractors, servants, employees, licensees or invitees of the parking garage under the Premises and/or the cafeteria in the buildings in front of the Premises and/or the Common Facilities; provided, however, that the indemnification provided hereunder shall not apply to any liability, loss, damage or expense resulting from the negligence or willful misconduct of LESSOR, its officers, employees, servants, licensees, invitees, agents or contractors. LESSEE, at its sole cost and expense, shall defend LESSOR against such causes of action, suits, claims, and demands and be responsible for such judgments as to which LESSOR is indemnified. Should LESSOR elect to participate in any defense it may do so only at LESSOR'S sole cost and expense. Promptly upon receipt by LESSOR of any summons, complaints, lawsuit, charge or process in which there shall be asserted any causes of action, suits, claims or demands against which LESSOR is indemnified in this Section 8.01, LESSOR shall promptly cause the same to be transmitted and delivered to LESSEE. LESSOR shall cooperate with LESSEE in the defense of any such cause of action, suit, claim or demand. Written notice of the assertion against LESSOR of any such cause of action, suit, claim or demand shall be delivered by LESSOR to LESSEE promptly after LESSOR receives knowledge thereof. The obligations of LESSEE under this 8.01 shall survive any termination of this Lease and any transfer or assignment by LESSOR or LESSEE of this Lease or any interest hereunder.

    SECTION 8.02.  INDEMNIFICATION BY LESSOR. LESSOR covenants and agrees to
                   -------------------------
pay, defend, indemnify and save harmless LESSEE from and against any and all liability, loss, damage, cost, expense (including all attorneys' fees and expenses of LESSEE), causes of action, suits, claims, demands or judgments of any nature whatsoever (a) arising from any injury to or the death of any person or damage to any property occurring on the Land (or the Premises) caused by LESSOR or its agents, contractors, servants, employees, licensees or invitees or in any manner arising out of or connected with the use, non-use, condition, possession, operation, maintenance, management or occupation of the Land or any part thereof exclusive of the Premises, (b) any negligence on the part of the LESSOR or its agents, contractors, servants, employees, licensees or invitees, or resulting from the violation by LESSOR of any term, condition or covenant of this Lease or of any contract, agreement, restriction, or regulation affecting the Land or the Premises or any part thereof or the ownership, occupancy or use thereof. Promptly upon receipt by LESSEE of any summons, complaints, lawsuit, charge or process in which there shall be asserted any causes of action, suits, claims or demands against which LESSEE is indemnified in this Section 8.02, LESSEE shall promptly cause the same to be transmitted and delivered to LESSOR. LESSEE shall cooperate with LESSOR in the defense of any such cause of action, suit, claim or demand. Written notice of the assertion against LESSEE of any such cause of action, suit, claim or demand shall be delivered by LESSEE to LESSOR promptly after LESSEE receives knowledge thereof. The obligations of LESSOR under this
8.02 shall survive any termination of this Lease and any transfer or assignment by LESSOR or LESSEE of this Lease or any interest hereunder.

                                   ARTICLE IX
                                   SURRENDER
                                   ---------

    SECTION 9.01.  SURRENDER.  Upon any termination of this Lease, LESSEE shall
                   ---------
peaceably quit and surrender the Premises to LESSOR, and any and all machinery and equipment constructed, installed or placed by LESSEE thereon, excepting Trade Fixtures, inventory, merchandise and other personalty owned by LESSEE. Lessee may remove all confidential information and trade secrets and in the event LESSEE is not then in default under this Lease, beyond any applicable grace or cure periods herein provided, LESSEE shall have the right upon a termination or expiration of this Lease to remove from the Premises all Trade Fixtures and other personal property and equipment used in LESSEE'S business, as distinguished from machinery and equipment used in and necessary to the operation of the Premises. Any Trade Fixtures or other machinery and equipment not removed by LESSEE on or before termination or expiration of this Lease shall become the property of LESSOR. LESSEE shall leave the Premises in a "broom clean" condition.

    SECTION 9.02.  REMOVAL.  LESSEE, at its sole cost and expense, and upon
                   -------
LESSOR'S written request therefor delivered sixty (60) days prior to any termination or expiration, shall remove on or before termination or expiration all or any Trade Fixtures from the Premises. LESSEE, at its sole cost and expense, shall repair any damage caused thereby to the Premises.

                                   ARTICLE X
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

    SECTION 10.01.  LESSEE'S ASSIGNMENT.  LESSEE shall have the right to assign
                    -------------------
this Lease or its leasehold interest in the Premises, or any part thereof, and shall be entitled to sublease any portion of the Premises (whether such assignment or subleasing occurs by operation of law or otherwise) without the prior consent of Lessor; provided, however, no assignment or subleasing by LESSEE shall relieve the LESSEE of its obligations under this Lease. LESSEE agrees to cause any assignee to execute and deliver to LESSOR an agreement, in form and substance reasonably satisfactory to LESSOR, pursuant to which such assignee agrees to assume and to discharge all the obligations of LESSEE under this Lease, without, however, relieving LESSEE of any such obligations. LESSEE shall have the right to mortgage, grant security title to or a security interest in the leasehold estate created hereby, or to collaterally assign its interest in the Lease, to any lender or debt holder of LESSEE; provided, however, no such mortgaging, granting security title to or security interest in or collateral assignment shall encumber LESSOR'S interest in the Lease or in the Premises, it being the parties' specific intent that LESSOR shall not be required to subordinate its fee interest or its interest in this LEASE to LESSEE'S lender.

    SECTION 10.02.  LESSOR'S ASSIGNMENT.  Except as prohibited in this Section
                    -------------------
below, LESSOR shall be permitted to assign this lease or any of his interest herein, to any assignee, without the necessity of any consent by LESSEE. Notwithstanding the foregoing, without the prior written consent of LESSEE, which may be arbitrarily denied, LESSOR shall not assign this Lease or any of LESSOR'S interests herein or lease all or any portion of the other buildings on the Land or consent to the subleasing of such buildings to any "LESSEE Competitor". A "LESSEE Competitor" shall mean (i) each person or entity whose name appears on the most recently revised Competitor List which has been sent to LESSOR prior to the commencement by LESSOR of negotiations for such sale or assignment or lease or prior to LESSOR being requested to approve any such sublease and (ii) all affiliates of such person or entity. Attached hereto as

Exhibit "E" is the current list (the "Competitor List") of LESSEE's competitors.
-----------
LESSEE shall have the right to update the Competitor List no more often than once every twelve (12) months during the Term. In updating the Competitor List, Lessee may add thereto any person or entity that at the time of such updating is engaged, directly or indirectly, within any of the fifty (50) states of the United States, District of Columbia, Puerto Rico, Canada or the United Kingdom, (a) in the business of consumer credit reporting, collection of consumer debt or obligations, consumer check credit clearance or guarantee, consumer marketing studies or surveys, consumer reports for life or property and casualty insurers, automation of data for use by insurers or providers in the health care industry, design or implementation of alliances for delivery of health care services, or (b) in any other business in which LESSEE or its affiliates shall then be engaged, if the revenues from such other business comprised as much as two percent (2%) of the revenue of LESSEE or its affiliates realized throughout the preceding four (4) fiscal quarters of LESSEE, on a consolidated basis, and if the revenues of such proposed assignee, realized throughout its preceding four (4) fiscal quarters derived from such other competing business or businesses, on a consolidated basis, were as much as twenty percent (20%) of the gross revenues of such proposed assignee during such fiscal period, on a consolidated basis.

                                   ARTICLE XI
                                RIGHT TO CONTEST
                                ----------------

    SECTION 11.01.  PERMITTED CONTESTS.  LESSEE, at its expense, may contest by
                    ------------------
appropriate legal proceedings conducted in good faith and with due diligence the amount, validity or application, in whole or in part, of any Tax or Charge referred to in 5.01 and 5.02 hereof, the application of any laws referred to in
Section 7.01 any Lien referred to in 7.02 hereof; provided that (a) LESSEE shall give LESSOR prior written notice of such contest, (b) LESSEE shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from LESSOR and from Rent under this Lease or from the Premises, (c) no part of the Premises or any interest therein or the Rent under this Lease shall be subjected thereby to sale, forfeiture, foreclosure or interference, (d) LESSOR shall not be subject to any civil or criminal liability for failure to comply with any governmental regulation and the Premises shall not be subject to the imposition of any Lien as a result of such failure other than the lien then being contested. LESSEE agrees that it shall pay, and save LESSOR harmless from and against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any Permitted Contest and that, promptly after the final determination of every Permitted Contest, LESSEE shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interests, costs and expenses resulting therefrom and will promptly comply with any regulation of any governmental body or agency having jurisdiction under which compliance is required.

                                  ARTICLE XII
                                   INSURANCE
                                   ---------

      SECTION 12.01. LESSEE'S INSURANCE.  LESSEE covenants and agrees that,
      ---------------------------------
except as permitted in Section 12.05 hereof, LESSEE will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts and in form hereinafter required:

         (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and the cafeteria (so long as LESSEE is a user of the cafeteria) and LESSEE'S use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises and the cafeteria, such insurance to be written on an occurrence basis if commercially available at a reasonable cost (not a claims made basis), with a Combined Single Limits amounts not less than One Million Dollars ($1,000,000.00) aggregate per occurrence and not less than Two Million Dollars ($2,000,000.00) for each policy year specifically at this location. If LESSEE cannot obtain such insurance on an occurrence basis at a reasonable cost, LESSEE may maintain such insurance on a "claims made" basis, provided that (a) LESSEE gives LESSOR prior written notice of the change in insurance and (b) LESSEE provides LESSOR with evidence that LESSEE has, to the satisfaction of LESSOR, insured the "gap" in insurance coverage which resulted from converting to a claims made basis of insurance. LESSEE shall also maintain an "umbrella" policy insuring the risks insured under the Commercial General Liability policy in an amount not less than Thirty Million Dollars ($30,000,000.00) for each policy year.

         (ii) worker's compensation insurance covering LESSEE'S employees and those of its subsidiaries and affiliates to the extent necessary to protect LESSOR, the Premises and the cafeteria against workmen's compensation claims.

         (iii) insurance on LESSEE's furnishings, fixtures, equipment, Trade Fixtures and other personal property in such amounts as LESSEE may reasonably determine.

    SECTION 12.02. LESSOR'S INSURANCE.  LESSOR covenants and agrees that LESSOR
                   ------------------
will carry and maintain, at its sole cost and expense, but subject to partial reimbursement as herein provided, the following types of insurance, in the amounts and in the form hereinafter required:

          (A) insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the all improvements except tenant improvements made after January 1, 1998 now or hereafter located on the Premises and the Land; and in an amount sufficient to prevent LESSOR or LESSEE from becoming a co-insurer of any loss, but in any event in amounts not less than 90% of the actual cost to replace the improvements with improvements which are sufficient for continued use and occupancy by LESSEE and the other tenants thereof at least comparable to such use and occupancy as it existed immediately prior to the loss or damage, including utilities and amenities at least comparable to those repaired or replaced. For the purpose of determining actual cost of such replacement, it is agreed that currently such cost shall be deemed $100.00 per square foot of finished and usable space, which amount will be used to compute the required coverage amount of the initial insurance. Required policy amounts of renewal policies shall be the same as the initial policy, increased or decreased annually by the percentage change reflected in the R. S. Means Square Foot Cost Index for Atlanta, Georgia published by F. W. Dodge Company from its index as of twelve (12) months earlier; provided, however, that if prior to a renewal date, LESSOR obtains an appraisal of such actual cost of replacement by a qualified independent real property appraiser setting forth a lesser then current cost of replacement, such lesser cost of replacement shall be the policy amount for the renewal period and subsequent periods, subject to adjustment by the aforesaid Index.

          (B) boiler and machinery insurance covering losses to or from any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations which are located at the Premises or the buildings on the Land or on any other building systems for which such coverage is commercially available at reasonable rates, in the amount equal to the replacement costs of the boiler and machinery and having a deductible of not more than Ten Thousand Dollars ($10,000.00); coverage shall be on a broad form comprehensive basis; provided, however, that the foregoing limits shall only be effective in the event that the insurance maintained by LESSOR pursuant to Section 12.02(A) shall insure damage to other property that results from accidents involving the boiler and machinery, and in the event that such coverage is not available, then the amount of coverage shall be Fifty Million Dollars ($50,000,000.00) with a deductible of not more than Two Million Dollars ($2,000,000.00); and

          (C) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Land and the Premises and LESSOR's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to be written on an occurrence basis if commercially available at a reasonable cost (not a claims made basis), with a combined single limits amounts not less than One Million Dollars ($1,000,000.00) per occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate for each policy year. LESSOR shall also maintain an "umbrella" policy insuring the risks insured under the Commercial General Liability policy in an amount not less than Thirty Million Dollars ($30,000,000.00) for each policy year.

    SECTION 12.03.  POLICIES.  All policies of the insurance provided for in
                    --------
Section 12.01 and Section 12.02 shall be issued in form acceptable to the Insurance Commissioner of the State of Georgia by responsible insurance companies licensed to do business in the State of Georgia. Each and every such insurance policy with the exception of the workers' compensation policy:

         (i) shall name the other party, and any mortgagee of other party if requested in writing by such mortgagee as an additional designated insured as their interest may appear;

         (ii) shall be described as to coverage and amounts in a certificate of insurance from the appropriate insurance carrier delivered to other party prior to the commencement of this Lease. Renewal certificates shall be procured by each party and delivered to the other party within thirty (30) days prior to the expiration of such policies, describing coverage and amounts applicable under this Lease and as reflected in such policies;

         (iii) shall contain a provision that the insurer will give to LESSOR and LESSEE and such other parties in interest at least ten (10) days notice in writing in advance of cancellation for non-payment of premiums; and

         (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which the other party may carry.

    (c) Any insurance provided for in Section 12.01 and/or Section 12.02 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that LESSOR and LESSEE and any other parties in interest as designated in this Lease shall be named as an additional insured thereunder as their interests may appear, and the requirements set forth in Section 12.01 and Section 12.02 are otherwise satisfied.

    SECTION 12.04.  FAILURE TO CARRY.  Except as permitted in Section 12.06
                    ----------------
hereof, in the event that either party shall fail to carry and maintain the insurance coverages set forth in this Section 12.01 or Section 12.02, the other party may upon thirty (30) days notice to the other party (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and the party obligated to carry the insurance shall promptly reimburse the other party therefor.

    SECTION 12.05.  INSURANCE REVIEW.  Each party may, at any time, but not more
                    ----------------
than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in Section 12.01 and
Section 12.02 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances. The review shall be undertaken on a date and at a time set forth in a party's notice requesting a review and shall be conducted at the Premises. If the parties are, after a review, unable to agree on either the coverage or the limits, then the parties shall arbitrate the issue through the American Arbitration Association, or its then successor. In rendering the decision the arbitrators shall consider the requirements of
Section 12.01, and/or Section 12.02, the cost of the insurance to be obtained, inflation, changes in condition, and the insurance then being carried by similar developments in the area of the Premises.

    SECTION 12.06.  SELF INSURANCE.  LESSEE may become a "self insurer" of the
                    --------------
first Ten Million Dollars ($10,000,000.00) of risks insured pursuant to clause 12.01(i) so long as LESSEE maintains the umbrella insurance required by clause 12.01(i) and LESSEE may become a "self insurer" of the first Ten Million Dollars ($10,000,000.00) of the risks insured pursuant to clause 12.01(ii).

    SECTION 12.07.  LESSEE'S INSURANCE REIMBURSEMENT.  LESSEE shall reimburse
                    --------------------------------
LESSOR for LESSEE'S prorata share of the premium cost of the insurance carried by LESSOR on the Premises pursuant to Section 12.02 which prorata share shall be determined by multiplying such premium cost by a fraction, the denominator of which is the number of square feet in all buildings insured under such insurance, including the building in which the Premises is located and the numerator of which is the number of square feet in the Premises and the product so obtained will be LESSEE'S prorata share and will be paid within thirty (30) days of the dated billed by LESSOR to LESSEE. As of the date hereof, such prorata share is as specified in 5.01.

    SECTION 12.08.  MUTUAL RELEASE/WAIVER OF SUBROGATION.   LESSOR and LESSEE,
                    ------------------------------------
for themselves and any insurer claiming through or under them by way of subrogation or otherwise, each hereby releases the other from any and all liability or responsibility for any loss, injury or damage to the Premises or other improvements on the Land, or its contents, caused by fire or any other property casualty, during the term of this Lease, even if such fire or casualty may have been caused by the negligence of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees if required by said policies to give each insurance company which has issued to it policies of fire and extended coverage insurance, and other insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

                                  ARTICLE XIII
                           FIRE AND OTHER CASUALTIES
                           -------------------------

     SECTION 13.01.  DAMAGE.  If the building in which the Premises is located
                     ------
and/or the parking garage or other Common Facilities shall be damaged or destroyed by fire or other casualty, LESSOR, at LESSOR'S sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such buildings, the parking garage or other Common Facilities, and other improvements, so as to restore the Premises building and/or the parking garage and other improvements to the condition in which they were immediately prior to such damage or destruction to the extent reasonably practical. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall, if such Net Insurance Proceeds exceeds Five Million and No/Dollars ($5,000,000.00), be held by the LESSOR'S mortgagee (provided that such Mortgagee is a bank, savings association, insurance company or other similar institutional lender having capital surplus and undivided profits of at least $50,000,000.00; herein called "Institutional Lender"), or, if no Institutional Lender then holds a mortgage lien, or deed to secure debt on the building , by any escrow agent which is reasonably acceptable to LESSOR and LESSEE; and the Net Insurance Proceeds shall be released for the purpose of paying the fair and reasonable cost of restoring such building, garage and other
improvements.   Such Net Insurance Proceeds shall be released to LESSOR, or to
LESSOR'S contractors, from time to
time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to LESSEE, LESSOR and LESSOR'S mortgagee (if the mortgagee so requires), including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Premises the parking garage and other improvements, LESSOR shall be obligated to pay such deficiency and the amount of any such deductible.

     If the Net Insurance Proceeds are less than Five Million Dollars ($5,000,000.00), such Net Insurance Proceeds may be held by LESSOR and used by LESSOR to pay the fair and reasonable cost of restoring such building and other improvements.

     If the Net Insurance Proceeds (regardless of the amount thereof) exceed the full cost of the repair, rebuilding or replacement of the damaged building or other improvements, then the amount of such excess Net Insurance Proceeds shall be paid to LESSOR or retained by the insurance carrier upon the completion of such repair, rebuilding or replacement. Rent shall abate proportionally during restoration. In the event that, in the opinion of an architect retained by LESSEE and acceptable to LESSOR, the Premises cannot be restored within 180 days of commencement of restoration, then LESSEE may, by written notice to LESSOR delivered prior to the commencement of restoration, terminate this Lease.

     SECTION 13.02.  PLANS.  Whenever LESSOR shall be required to carry out any
                     -----
work or repair and restoration pursuant to Section 13.01, if the estimated cost of repair and restoration exceeds $5,000,000.00, LESSOR, prior to the commencement of such work, shall deliver to LESSEE for LESSEE'S prior approval (which shall not be unreasonably withheld or delayed) a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required from any Governmental Authority having jurisdiction. After completion of any major repair or restoration, LESSOR shall, as soon as reasonably possible, obtain and deliver to LESSEE a Certificate of Substantial Completion from LESSOR'S inspecting architect or engineer and a permanent Certificate of Occupancy (or amended Certificate of Occupancy), if required by applicable laws, issued by the appropriate authority with respect to the use of the Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by LESSOR in a good and workmanlike manner with first quality materials. LESSEE shall be entitled to withdraw monies held pursuant to Section 13.01 for application to the costs of such work from time to time as such costs are incurred.

     SECTION 13.03.  RIGHT TO TERMINATE.  In the event that the property loss,
                     ------------------
fire or other casualty which materially and substantially damages the Premises occurs during the last two (2) years of the Term, LESSOR and LESSEE shall each have the option, exercisable by written notice to the other delivered within thirty (30) days of such fire or casualty, to terminate this Lease and LESSOR shall thereby be relieved of the obligation to make the restorations required by
Section 13.01.

    SECTION 13.04. DAMAGE TO OTHER BUILDINGS.  In the event that the buildings
                   --------------------------
on the Land, other than the building in which the Premises is located, are damaged or destroyed by fire or other casualty, LESSOR will either promptly repair and restore the same or, provided utility and other building services to be provided to the Premises are not affected, raze such damaged or destroyed buildings and landscape the ground formerly occupied thereby.

                                  ARTICLE XIV
                                  CONDEMNATION
                                  ------------

    SECTION 14.01.  TOTAL CONDEMNATION.  If all of the Premises or such a
                    ------------------
material portion of the Premises that the remaining portion is not usable by LESSEE for its intended purpose is condemned or taken by the United States or any other legal entity having the power of eminent domain with respect thereto, this Lease shall terminate as of the date that title to the Premises or portion thereof vests in the condemnor; provided, however, that such termination shall not benefit the condemnor and shall be without prejudice to the rights of either LESSOR or LESSEE to recover just and adequate compensation from the condemning authority. Upon such termination pursuant to this 14.01, all Rent and other amounts payable hereunder shall be apportioned and shall be paid up to and including the date of such termination, and any excess prepaid Rent or other amounts shall be promptly refunded to LESSEE.

    SECTION 14.02.  PARTIAL CONDEMNATION.  If a portion of the Premises is
                    --------------------
condemned or taken by the United States or any other legal entity having the power of eminent domain with respect thereto, and the part of the Premises remaining is usable by LESSEE for its intended purpose then this Lease shall remain in full force and effect and LESSOR, to the extent of any award to LESSOR is sufficient therefor, shall forthwith cause the Premises (including, without limitation, any tenant improvements and alterations) to be restored to as nearly the same condition as existed prior to such taking. Monthly Rent shall be reduced through March 31, 2004 by .7762% of the amount of the condemnation award paid to LESSOR because of such taking and not applied to restoration, and thereafter Monthly Rent shall be reduced equitably to the extent LESSEE's use and occupancy is affected thereby. During any period of restoration, the Rent and other amounts payable hereunder shall abate equitably to the extent LESSEE's use of the Premises is affected thereby.

    SECTION 14.03.  AWARDS.  The court in any condemnation proceeding shall, if
                    ------
not prohibited by law, be requested to make separate awards to LESSOR and LESSEE. LESSOR and LESSEE agree to request such action of the court. This
Article XIV, to the extent permitted by law, shall be construed as superseding any statutory provisions now in force or hereafter enacted concerning condemnation proceedings. In the event that the court in such proceeding shall not make separate awards, LESSEE shall be entitled to receive from LESSOR such amount which represents compensation for moving expenses incurred by LESSEE, any costs incurred and paid by LESSEE from and after January 1, 1998 in connection with any alteration or improvement made by LESSEE to the Premises and the value of any of LESSEE's property so taken, and for interruption of business.

    SECTION 14.04.  GENERAL.  Nothing contained in this Lease to the contrary
                    -------
shall be deemed to prohibit LESSOR or LESSEE from introducing into any condemnation proceeding or proceedings with respect to the Premises such appraisals or other estimates of value, loss and/or damage as each may in its discretion determine.

    SECTION 14.05.  PARKING.  For the purpose of this Article XIV, the taking or
                    -------
condemnation of a material part of the garage and open spaces available for vehicular parking or a loss of access to the Premises from Peachtree Street or the means of access to the Premises or the entrances or lobbies of the Premises described on Exhibit "G" hereto shall be deemed to render the remaining portion
             -----------
of the Premises unusable for LESSEE'S intended purpose unless LESSOR shall provide to LESSEE parking spaces equivalent both as to covered and outside parking to those condemned or taken and at a location reasonably accessible to the Premises or reasonably equivalent access to the Premises, as applicable. For the purposes hereof, a loss of access to the Premises from Peachtree Street shall be deemed to have occurred only if LESSEE is denied permanent use of both of the existing driveways on the Land providing access to Peachtree Street.

    SECTION 14.06.  TEMPORARY TAKING.  If all or any part of the Premises shall
                    ----------------
be temporarily taken, this Lease shall nevertheless remain in full force and effect, and the Rent and other amounts payable hereunder shall not abate.
LESSEE shall continue to be responsible for all of its obligations hereunder to the extent that such obligations are not materially affected by such taking.
All awards for any such temporary taking payable for any period prior to the expiration of the Lease shall be paid to LESSEE and for periods after expiration of the Lease to LESSOR.

                                   ARTICLE XV
                                    DEFAULT
                                    -------
         SECTION 15.01.  LESSEE EVENTS OF DEFAULT.  The occurrence of any of the
                         ------------------------
following acts, events or conditions, regardless of the pendency of any proceeding which has or might have the effect of preventing LESSEE from complying with the terms, conditions or covenants of this Lease, shall constitute an "Event of Default" under this Lease:

            (a) LESSEE fails to make any payment of Rent or Additional Rental within ten (10) days of the date LESSEE received from LESSOR written notice of such failure to pay; or

            (b) LESSEE fails or refuses to fulfill or perform any other covenant, agreement or obligation of LESSEE hereunder and such failure or refusal shall continue for a period of thirty (30) consecutive calendar days from and after the date upon which LESSEE receives from LESSOR written notice of such default unless correction is commenced within such period and thereafter diligently pursued; or

            (c) The estate or interest of LESSEE in the Premises, or any portion thereof, or in this Lease is levied upon or attached in any proceedings and such process is not vacated, discharged or bonded over within thirty
        (30) days after the date of such levy or attachment; or

            (d) There is any entry of a decree or order for relief by a court having jurisdiction in the Premises in respect of LESSEE in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of LESSEE or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

            (e) There is commencement by LESSEE of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of LESSEE or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of LESSEE generally to pay its debts as such debts become due, or the taking of corporate action by LESSEE in furtherance of any of the foregoing.

    SECTION 15.02.  TERMINATION.  Upon the occurrence of any Event of Default
                    -----------
hereunder, LESSOR shall have the right, at its election and regardless of the availability to LESSOR of any other remedy under this Lease or by law or in equity provided, to give LESSEE (then or at any time thereafter while any such Event of Default exists or continues) written notice of the termination of this Lease as of the date specified in such notice of termination, which date shall be not less than ten (10) days after the date of the giving of such notice. On such termination date this Lease and the Term and estate herein granted shall, subject to the provisions of 15.05 hereof, expire and terminate by limitation, and all rights of LESSEE under this Lease shall expire and terminate, unless prior to such termination date LESSEE pays to LESSOR all arrears of Rent and Additional Rental payable by LESSEE under this Lease (together with Interest thereon) and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by or on behalf of LESSOR by reason of any Event of Default and fully cures and corrects any Event of Default then existing hereunder to the satisfaction of LESSOR.

    SECTION 15.03.  REENTRY BY LESSOR.  Whether or not this Lease has been
                    -----------------
terminated pursuant to 15.02 hereof, if an Event of Default occurs, LESSOR may, for and on behalf of LESSEE and as LESSEE'S legal representative, enter upon and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may dispossess LESSEE and remove LESSEE and all other persons and any and all property therefrom. LESSOR shall not be liable to LESSEE or to any person or entity claiming by, through or under LESSEE for or by reason of any such entry, repossession or removal.

    SECTION 15.04.  RIGHTS UPON REPOSSESSION.  At any time or from time to time
                    ------------------------
after the repossession of the Premises or any part thereof pursuant to 15.03 hereof, and whether or not this Lease shall have been terminated pursuant to
15.02 hereof, LESSOR may at its option (a) repair or alter the Premises in such manner as LESSOR may deem necessary or advisable so as to put the Premises in good order and make the same rentable, and (b) relet or operate the Premises or any part thereof for the account of LESSEE for such term or terms (which may be greater or less than the period which would otherwise have constituted the remainder of the Term) on such conditions (which may include concessions or free rent) and for such uses as LESSOR in its discretion may determine, and may collect and receive the rents therefor. All costs and expenses incurred by LESSOR in the exercise of its right to reenter and to relet the Premises, or any part thereof, including, without limitation, reasonable attorneys' fees, construction and alteration costs, brokerage fees and all such similar and dissimilar expenses, shall be charged to LESSEE and shall be and become the due obligation of LESSEE to pay LESSOR, as Additional Rental, hereunder. All rental and other sums collected by LESSOR during any period of reletting of the Premises shall be and remain the property of LESSOR and the total collected amount thereof, to the extent it exceeds the sum of all costs and expenses incurred in reletting as aforesaid, is herein defined as the "Reletting Proceeds" which, to the extent such Reletting Proceeds shall ever exceed all Rent and Additional Rental due from LESSEE to LESSOR hereunder and provided no termination has been declared, shall be and belong to LESSEE. LESSOR shall not be responsible or liable for any failure to relet the Premises or any part hereof or for any failure to collect any rent due upon any such reletting, but LESSOR shall make reasonable efforts to mitigate LESSOR'S damages. No repossession of the Premises by LESSOR shall be construed as an election to terminate this Lease and the Term herein demised unless, in conjunction therewith, a written notice of termination evidencing such intention is given to LESSEE as provided in 15.02 hereof.

    15.05.  LIABILITY OF LESSEE.  No termination of this Lease pursuant to 15.02
            -------------------
hereof or by operation of law or otherwise (except as expressly provided herein) and no repossession of the Premises or any part thereof pursuant to 15.03 hereof or otherwise, shall relieve LESSEE of its liability and obligations hereunder, all of which shall survive such termination or repossession. LESSOR shall be entitled, at its election, to sue for and receive each increment of Rent and Additional Rental as and when the same shall become due, irrespective of whether LESSOR shall have terminated this Lease or reentered and relet the Premises or any portion thereof, provided only that in the event of reletting, LESSEE shall be entitled to a credit for the Reletting Proceeds, if any, up to the amount of Rent and Additional Rental that would otherwise have been due from LESSEE to LESSOR hereunder. LESSOR agrees to make reasonable efforts, and to permit LESSEE to make reasonable efforts to mitigate the liability and obligations of LESSEE hereunder.

    SECTION 15.06.  RIGHT OF LESSOR TO PERFORM FOR LESSEE.  Notwithstanding any
                    -------------------------------------
other provision of this Lease to the contrary, upon the occurrence of any Event of Default hereunder, LESSOR may, at its exclusive option, take, on behalf of LESSEE, whatever steps it deems reasonably necessary to cure such Event of Default and to charge LESSEE for the costs and expenses attributable thereto. LESSEE shall pay all costs and expenses immediately upon receipt of a statement thereof from LESSOR. Any such amounts, paid or unpaid, shall be deemed Additional Rental hereunder.

    SECTION 15.07.  GENERAL.  Each right, power and remedy of LESSOR provided in
                    -------
this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to each and every other right, power or remedy provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. In addition to any other remedy provided in this Lease, LESSOR shall be entitled, to the extent permitted by applicable law, to injunctive relief in the event of the violation or attempted or threatened violation of any term, condition or covenant of this Lease or to a decree compelling performance thereof. The exercise by LESSOR of any one or more of the rights, powers or remedies provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by LESSOR of any such right, power or remedy.

    SECTION 15.08.  LESSOR DEFAULT.  If LESSOR shall be in default in the
                    --------------
performance of any obligation required to be performed by LESSOR under this Lease, and such default continues for a period of thirty (30) days following written notice of such default from LESSEE, then LESSEE may exercise any of its rights provided at law or in equity, all of which shall be cumulative and concurrent remedies of LESSEE and shall be in addition to each and every other right, power and remedy provided to LESSEE and shall be in addition to each and every other right, power and remedy provided by LESSEE in this Lease or now or hereinafter existing, at law or in equity, by statute or otherwise, but in no event shall LESSEE have any right to set off sums owed or claimed to be owed to LESSEE against Rent. LESSEE agrees that, should LESSOR'S mortgagee notify LESSEE in writing of the existence of any such mortgage or deed to secure debt encumbering the Premises, LESSEE will simultaneously give LESSOR'S mortgagee any default provided to LESSOR, and LESSOR'S mortgagee may cure such default (and LESSEE will accept such cure) on behalf of the LESSOR.

                                  ARTICLE XVI
                             ENVIRONMENTAL MATTERS
                             ---------------------

       SECTION 16.01.  DEFINITIONS.  For purposes of this Article XVI:
       ---------------------------
          (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media and into or on any portion of the Premises or any part thereof so as to require remediation, cleanup or investigation under any applicable Environmental Law.

          (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances, and the like concerning protection of human health and/or the environment.

          (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. sec. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et. sec. ["RCRA"]) and petroleum products and oil.

     SECTION 16.02.  COMPLIANCE.  LESSEE warrants that all its activities on the
                     ----------
Premises, during the course of this Lease will be conducted in compliance with Environmental Laws. LESSEE warrants that it and the Premises are, to the best of LESSEE'S knowledge currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by LESSEE or the Premises of any Environmental Laws. LESSEE, at LESSEE'S sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for LESSEE'S operation of its business on the Premises and shall make all notifications and registrations required by any applicable Environmental Laws. LESSEE, at LESSEE'S sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. LESSEE warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for LESSEE'S operation of its business on the Premises.

     SECTION 16.03.  HAZARDOUS SUBSTANCES.  Except in compliance with all laws
                     --------------------
and/or regulations and the requirements of any insurance carrier insuring the Premises, LESSEE shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises. Except in compliance with all laws and/or regulations and the requirements of any insurance carrier insuring the Premises, LESSEE shall not cause or permit the release of any Hazardous Substances into any environmental media such as air, water or land, or into or on the Premises. If such release shall occur during the Term or any extension thereof, LESSEE shall (i) immediately take all necessary steps to contain, control and clean up such release and any associated Contamination, (ii) notify LESSOR, and (iii) take any and all other action which may be required by Environmental Laws and/or, governmental agencies, . LESSEE shall under no circumstances whatsoever (i) treat, store or dispose of any Hazardous Waste (as all such terms are defined by RCRA, and the regulations promulgated thereunder) within the Premises, or (ii) discharge Hazardous Substances into the storm sewer system serving the Premises; other than as shall be reasonably required in the use and occupancy of the Premises and then only in full compliance with all laws and/or regulations. If at any time during the Term, or any extensions thereof any governmental body or agency requires that the asbestos in the Premises be removed LESSEE shall, at its sole cost and expense, if required by law or governmental order, remove such asbestos; but, except for asbestos which, according to governmental laws or regulations should have been removed prior to the end of the Term, or any extension thereof, LESSEE shall have no obligation to remove asbestos and LESSOR shall thereafter be responsible for any removal thereof which may be required.

     SECTION 16.04.  INDEMNITY OF LESSEE.  LESSEE shall and hereby does
                     -------------------
indemnify LESSOR and hold LESSOR harmless from and against any and all expense, loss, and liability suffered by LESSOR (with the exception of those expenses, losses, and liabilities arising from LESSOR'S own negligence or willful act), by reason of LESSEE'S improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of LESSEE'S breach of any warranty or of the provisions of this Article
XVI.  Such expenses, losses and liabilities shall include, without limitation,
(i) any and all expenses that LESSOR may incur to comply with any Environmental Laws as a result of LESSEE'S failure to comply therewith; (ii) any and all costs that LESSOR may incur in studying or remedying any Contamination at or arising from the Premises to the extent such remedying is required by applicable law, (iii) any and all costs that LESSOR may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances that LESSEE improperly stored, generated, handled, treated, transported or disposed of or failed to remove from the Premises to the extent the same is required by applicable law; (iv) any and all fines, penalties or other sanctions assessed upon LESSOR by reason of LESSEE'S failure to comply with Environmental Laws; and (v) any and all legal and professional fees and costs incurred by LESSOR in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease but only with regard to conditions or provisions which LESSEE is obligated by this Lease to prevent, correct, or comply with during the Term of this Lease and any extensions thereof.

     SECTION 16.05.  INDEMNITY OF LESSOR.  LESSOR shall and hereby does
                     -------------------
indemnify LESSEE and hold LESSEE harmless from and against any and all expense, loss, and liability suffered by LESSEE (with the exception of those expenses, losses, and liabilities arising from LESSEE'S own negligence or willful act), by reason of the improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of the violation of any Environmental Law by LESSOR or its agents, but excluding those matters pursuant to which LESSEE has indemnified LESSOR pursuant to Section
16.04 above. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that LESSEE may incur to comply with any Environmental Laws as a result of LESSOR'S or its agent's failure to comply therewith; (ii) any and all costs that LESSEE may incur in studying or remedying any Contamination at or arising from the Land to the extent such remedying is required by applicable law, (iii) any and all costs that LESSEE may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances that LESSOR or its agents improperly stored, generated, handled, treated, transported or disposed of or failed to remove from the Premises to the extent the same is required by applicable law; (iv) any and all fines, penalties or other sanctions assessed upon LESSEE by reason of LESSOR or its agent's failure to comply with Environmental Laws; and (v) any and all legal and professional fees and costs incurred by LESSEE in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

                                  ARTICLE XVII
                              BROKERAGE PROVISIONS
                              --------------------

    SECTION 17.01.  NO BROKER.  LESSOR and LESSEE represent and warrant that no
                    ---------
broker, commission agent, real estate agent or salesman has participated in the negotiation of this Lease, its procurement or in the procurement of LESSOR or LESSEE except for Bruce Williams Properties, L.L.C. and CRE Services, L.L.C., who will be paid by LESSOR under a separate agreement and that no such person, firm or corporation is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner. LESSOR and LESSEE shall and do hereby mutually indemnify and hold harmless each other from and against any and all loss, cost, claim, damage or expense (including court costs and reasonable attorneys' fees) arising from and out of or in any manner connected with this Lease or any claim (meritorious or otherwise), demand or assertion which is in the nature of a brokerage fee, commission or other compensation for services rendered. The terms of this 17.01 shall survive any termination of this Lease.

                                 ARTICLE XVIII
                                 MISCELLANEOUS
                                 -------------

     SECTION 18.01.  LESSOR LIABILITY.  No owner of the Premises, whether or not
                     ----------------
named herein, shall have liability hereunder after such owner ceases to hold title to the Premises, except for obligations which may have theretofore accrued. Neither LESSOR nor any officer, director, shareholder, partner or principal, whether disclosed or undisclosed, of LESSOR shall be under any personal liability with respect to any of the provisions of this Lease, and if LESSOR is in breach or default with respect to LESSOR'S obligations or otherwise under this Lease, LESSEE shall look solely to the equity of LESSOR in the Premises and the Land and improvements thereon and the amount of any casualty or condemnation proceeds paid to LESSOR for the satisfaction of LESSEE'S remedies. It is expressly understood and agreed that LESSOR'S liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of LESSOR'S equity interest in the Premises and the Land and improvements thereon and the amount of any casualty or condemnation proceeds paid to LESSOR which are not applied as required by this Lease. Notwithstanding anything in this Section 18.01 to the contrary, in no event shall the amount of LESSOR'S equity in the Land and the improvements thereon be less than One Million Dollars ($1,000,000.00).

     SECTION 18.02.  WAIVER.  Failure of LESSOR to insist upon the strict
                     ------
performance by LESSEE of any term, condition or covenant on LESSEE'S part to be performed pursuant to the terms of this Lease or to exercise any option, right, power, or remedy of LESSOR contained in this Lease shall not be deemed to be nor be construed as a waiver of such performance or relinquishment of such right now or subsequent hereto. The receipt by LESSOR of any Rent or Additional Rental required to be paid by LESSEE hereunder with knowledge of any default by LESSEE hereunder shall not be deemed a waiver of such default. No waiver by LESSOR of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by LESSOR.

     SECTION 18.03.  WAIVER OF REDEMPTION.  LESSEE hereby waives and surrenders
                     --------------------
any right or privilege under any present or future constitution, statute or law to redeem the Premises or to continue this Lease after the termination of this Lease for any reason, and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

     SECTION 18.04.  ESTOPPEL CERTIFICATES.  Upon written request of LESSOR, but
                     ---------------------
no more frequently than once in any twelve (12) month period, LESSEE shall from time to time execute, acknowledge and deliver to LESSOR and to any mortgagee of or prospective purchaser from LESSOR, a written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Rent and Additional Rental payable by LESSEE hereunder have been paid, and (c) that no notice has been received by LESSEE of any default by LESSEE hereunder which has not been cured, except as to any default specified in said certificate.

     Upon written request of LESSEE, but no more frequently than once in any twelve (12) month period, LESSOR shall from time to time execute, acknowledge and deliver to LESSEE a written certificate certifying (d) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (e) the dates to which Rent and Additional Rental payable by LESSEE hereunder have been paid, and (f) whether or not, to the knowledge of LESSOR, there is then existing a default by LESSEE under this Lease (and if so, specifying the same).

     SECTION 18.05.  NO MERGER OF TITLE.  There shall be no merger of the
                     ------------------
leasehold estate created by this Lease with the fee estate of LESSOR by reason of the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein and the fee estate in the Premises or any interest therein; and no such merger shall occur unless and until all persons or entities (including any mortgagee with respect to the fee estate of LESSOR) having any interest in the leasehold estate created by this Lease or the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same.

     SECTION 18.06.  MORTGAGEE'S RIGHTS.  Subject to all the provisions of this
                     ------------------
Section 18.06, this Lease may be either superior or subordinate to any "Mortgage". The term "Mortgage", as used in this Lease, shall mean any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security title at any time and from time to time, granted by LESSOR and affecting or encumbering the title of LESSOR to the Premises or this Lease. The term "Mortgagee" refers to the holder of the Mortgage. Any Mortgagee may elect to have this Lease superior to its Mortgage by signifying such election in the Mortgage or by separate recorded instrument. Upon request by any Mortgagee, LESSEE shall execute and deliver a written instrument, in a form acceptable for recording in the real estate records of Fulton County, Georgia, recognizing that this Lease is superior to a Mortgage and that, upon foreclosure of or exercise of the power of sale contained in the Mortgage, LESSEE shall recognize and attorn to the purchaser at the foreclosure sale as the LESSOR under this Lease, subject to all the terms and provisions of this Lease. If a Mortgage is subordinate to this Lease, any person who becomes the holder of the interest of the LESSOR by virtue of foreclosure of the Mortgage shall be subject to and bound by all the provisions of this Lease. If a Mortgagee desires for this Lease to be subordinate to its Mortgage, LESSEE agrees that it shall subordinate this Lease by execution and delivery of the Subordination, Non-Disturbance and Attornment Agreement attached to this Lease as Exhibit "F" and by this reference made a
                                    ----------
part hereof; provided, however, that such Agreement must be fully executed by all parties thereto and properly recorded in the real estate records of Fulton County, Georgia, such delivery being a condition precedent to LESSEE'S agreement to subordinate. Such Subordination, Non-Disturbance and Attornment Agreement shall provide any insurance proceeds shall be applied as set forth herein.

     SECTION 18.07.  SEPARABILITY.  Each and every covenant and agreement
                     ------------
contained in this Lease shall be for any and all purposes hereof construed as separate and independent and the breach of any covenant by LESSOR shall not discharge or relieve LESSEE from its obligation to perform each and every covenant and agreement to be performed by LESSEE under this Lease. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable. If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, by a court of last resort having jurisdiction in the premises, the validity of the remainder of this Lease shall not be affected; this Lease shall not terminate, and there shall be substituted for such illegal, invalid or unenforceable provision a like provision which is legal, valid and enforceable within the limits established by such court's final opinion and which most nearly accomplishes and reflects the original intention of the parties.

     SECTION 18.08.  NOTICES, DEMANDS AND OTHER INSTRUMENTS.  All notices,
                     --------------------------------------
demands, requests, consents, and approvals desired, necessary, required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally delivered or sent, postage prepaid, by first class registered or certified United States mail, return receipt requested, addressed to each party hereto at the following address:

          LESSOR:          1600 Peachtree, L.L.C.
                           c/o Brogdon Consulting, Inc.
                           3525 Mall Boulevard
                           Suite 5FF
                           Duluth, Georgia  30136

          LESSEE:          Equifax Inc.
                           1600 Peachtree Street, NW
                           Atlanta, Georgia  30309
                           Attention:   General Counsel

          with a copy to:  Equifax Inc.
                           1600 Peachtree Street, NW
                           Atlanta, Georgia 30309
                           Attention: Director of Corporate Real Estate with a copy to: William F. Timmons, Esq.
                           Long Aldridge & Norman LLP
                           5300 SunTrust Tower
                           303 Peachtree Street
                           Atlanta, Georgia   30308

or at such other address in the United States as LESSOR or LESSEE may from time to time designate by like notice. Any such notice, demand, request or other communication shall be considered given or delivered, as the case may be, on the date of personal delivery or on the date of deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other communication.

     SECTION 18.09.  SUCCESSORS AND ASSIGNS.  Each and every covenant, term,
                     ----------------------
condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, heirs, successors and assigns of LESSOR and LESSEE. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors, heirs and assigns of said party the same as if in each case expressed. The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

     SECTION 18.10.  HEADINGS.  The headings to the various Articles and
                     --------
Sections of this Lease have been inserted for purposes of reference only and shall not limit or define or otherwise affect the express terms and provisions of this Lease.

     SECTION 18.11.  COUNTERPARTS.  This Lease may be executed in any number of
                     ------------
counterparts, each of which is an original, but all of which shall constitute one instrument.

     SECTION 18.12.  APPLICABLE LAW.  This Lease shall be construed under and
                     --------------
enforced in accordance with the laws of the State of Georgia.

     SECTION 18.13.  ENTIRE AGREEMENT; AMENDMENTS.  This Lease and the Lease
                     ----------------------------
Termination Agreement dated of even date and each of the documents referred to therein set forth the entire understanding and agreement of LESSOR and LESSEE with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease. No modification or amendment of this Lease shall be binding upon LESSOR and LESSEE, or either of them, unless in writing and fully executed.

     SECTION 18.14.  ALL GENDERS AND NUMBERS INCLUDED.  Whenever the singular or
                     --------------------------------
plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

     SECTION 18.15.  TIME IS OF ESSENCE.  Time is of the essence of this Lease.
                     ------------------
Whenever a day certain is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

     SECTION 18.16.  SHORT FORM LEASE.  LESSOR and LESSEE hereby agree that this
                     ----------------
Lease shall not be recorded in the public records of Fulton County, Georgia. LESSOR and LESSEE shall, contemporaneously with the execution hereof, execute a Short Form Lease in the form attached hereto as Exhibit "D". The Short Form
                                                -----------
Lease shall be filed for record with the Clerk of the Superior Court of Fulton County, Georgia. Any and all recording cost and tax, if any, required in connection with the recording of the Short Form Lease shall be at the sole cost and expense of LESSEE.

     SECTION 18.17. WAIVER OF LIEN.  Except as provided in this Section 18.17,
                    --------------
LESSOR does hereby waive any and all lien or claim of lien against LESSEE and the property of LESSEE located on the Premises, arising from this Lease or the relationship of LESSOR and LESSEE (including, without limitation, any lien created pursuant to O.C.G.A. Section 44-14-341); provided, however, that except as hereinafter provided, such waiver shall not extend to the tangible personal property of LESSEE located on the Premises. Notwithstanding the foregoing, in no event shall any such lien or claim of lien extend to any computers, computer systems (including hardware, software and firmware), all data (including proprietary data) stored on such systems, intellectual property, trade secrets, confidential information and other proprietary information of LESSEE.

     SECTION 18.18.  EXPANSION.  Subject to the terms and conditions set forth
                     ---------
herein, LESSEE shall have the option from time to time to lease the space located on the second and third floors of the building located immediately in front of the building in which the Premises is located (such building being hereinafter referred to as "Building B"), but excluding the space currently utilized as the cafeteria (such expansion space is hereinafter referred to as the "Additional Space") upon the same terms and conditions as this Lease except that the term thereof must end, at LESSEE's option, either on March 31, 2004 or the date upon which the Term of this Lease expires. LESSOR shall provide LESSEE with (a) a copy of any letter of intent that is executed with any prospective tenant of the Additional Space (or if no such letter of intent is executed by LESSOR, then a copy of the proposed draft of the lease for such space) or (b) a copy of a negotiated letter of intent with a prospective tenant of the Additional Space with terms that appear to be acceptable to such prospective tenant, together in any event with a notice stating that such notice is delivered pursuant to this Section 18.18. LESSEE shall notify LESSOR, in writing, within ten (10) days of receipt of such notice that LESSEE elects to lease the Additional Space. LESSEE's failure to timely respond in writing shall constitute a waiver of LESSEE's option to lease such space. In the event that LESSOR fails to execute a lease for the Additional Space with such prospective tenant within one hundred twenty (120) days of receipt of such notice by LESSEE, then LESSEE's option shall be reinstated with respect to the Additional Space. In the event that LESSEE elects to lease any Additional Space, LESSEE and LESSOR shall execute and deliver an amendment to the Lease increasing the number of square feet constituting the Premises by the amount of the Additional Space, and otherwise subjecting the Additional Space to the same terms and conditions of the Lease as currently in effect, including but not limited to a provision providing that Rent for the Additional Space shall be the same rent per square foot as currently in effect under the Lease (as the same may be increased as provided in the Lease). Rent payment for any Additional Space shall begin upon the first to occur of (a) occupancy of such Additional Space by LESSEE for the purposes of conducting business or (b) 90 days after the exercise by LESSEE of the expansion option. In the event that LESSOR notifies LESSEE of its intention to lease the Additional Space within Building B as provided in this Section 18.18, and the third and fourth floors of the building located immediately in front of Building B (such building is hereinafter referred to as "Building A") is unleased, and the LESSEE elects not to take the Additional Space within Building B, then for the purposes hereof the Additional Space shall thereafter mean the third and fourth floors of Building A. Notwithstanding anything herein to the contrary, in the event that the space to be leased to a prospective tenant constitutes all of Building A and Building B, then in order to exercise the expansion option granted herein, LESSEE must elect to lease all of such space, or in the event that the space to be leased to any prospective tenant constitutes all of the Additional Space and any other space within Building A or Building B, then in order or exercise the expansion option granted herein, LESSEE must elect to lease all of such space which such prospective tenant proposes to lease.

     IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Lease, have affixed their seals hereunto and have delivered same, all in duplicate (or triplicate) original, at Atlanta, Georgia as of the day and year first above written.

                              "LESSOR"

                              1600 Peachtree, L.L.C.

                              By: Gwinnett Prado, L.P., a Manager and Member

                                  By:  Prado Manager, Inc., its sole general
                                       partner


                                     By: /s/ D. Scott Hudgens, Jr.
                                        -----------------------------
                                        D. Scott Hudgens, Jr.
                                        President

                                           [CORPORATE SEAL]


                              By: /s/ Herman J. Russell             [SEAL]
                                  ----------------------------------
                                  Herman J. Russell
                                  A Manager and Member


                              "LESSEE"

                              EQUIFAX INC.


                              By: ______________________________________
                                  Name:____________________________
                                  Title:_________________________________


                                     [CORPORATE SEAL]

                                    EXHIBITS
                                    --------

Exhibit "A"    Description of Premises
Exhibit "B"    Permitted Encumbrances
Exhibit "C"    Building Standard Services
Exhibit "D"    Short Form Lease
Exhibit "E"    Competitor List
Exhibit "F"    Subordination, Non-Disturbance and Attornment Agreement
Exhibit "G"    Description of Access Area
Exhibit "H"    Current Cafeteria Equipment
Exhibit "I"    Legal Description of Land

                                  EXHIBIT "A"
                                  -----------

                            DESCRIPTION OF PREMISES

                                  EXHIBIT "B"
                                  -----------

                           PERMITTED TITLE EXCEPTIONS

                                  EXHIBIT "C"
                                  -----------

                           BUILDING STANDARD SERVICES

     LESSOR shall furnish the following services to LESSEE during the period required by Section 5.02 of the Lease (the "Building Standard Services"):

     (a) Hot and cold domestic water and common-use rest rooms and sinks and toilets at locations provided for general use as reasonably deemed by LESSOR to be in keeping with the existing standards of the Premises.

     (b) Central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by LESSOR to be in keeping with the first-class standards of the Premises. Such heating and air conditioning shall be furnished 24 hours a day, seven days a week, 52 weeks per year.

     (c) Electric lighting service for all public areas and special service areas of the Premises and Common Facilities in the manner and to the extent reasonably deemed by LESSOR to be in keeping with the first-class standards of the Premises.

     (d) Janitor service shall be provided seven (7) days per week, after midnight, in a manner that LESSOR reasonably deems to be consistent with the first-class standards of the Premises. (See Schedule 1 hereto) In addition,
                                             ----------
the carpet shall be cleaned once each year of the lease Term.

     (e) Security services for the Premises comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to the level provided as of the commencement of the Term; provided, however, LESSOR shall have no responsibility to prevent, and shall not be liable to LESSEE for, any liability or loss to LESSEE, its agents, employees and visitors arising out of losses due to theft, burglary, damage or injury to persons or property caused by persons gaining access to the Premises, and LESSEE hereby releases LESSOR from all liability for such losses, damages or injury. [One additional security guard will be on duty from 5:30 p.m. to 12:00 midnight, 7 days per week, 52 weeks per year.]

     (f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load"). LESSOR acknowledges that LESSEE will have the use of the electrical outlets beyond the standard Building Operating Hours.

     Should LESSEE's total rated electrical design load exceed the building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if LESSEE's electrical design requires low voltage or high voltage electrical consumption, or if LESSEE's electrical design requires low voltage or high voltage circuits in excess of LESSEE's share of the Building Standard circuits, LESSOR will (at LESSEE's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because LESSEE's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at LESSEE's expense) to measure the electricity used through the Additional Electrical Equipment.

     The design and installation of any Additional Electrical Equipment (or any related meter) required by LESSEE shall be subject to the prior approval of LESSOR (which approval shall not be unreasonably withheld). All expenses incurred by LESSOR in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to LESSOR by LESSEE. LESSEE shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by LESSOR in connection with the metering thereof.

     If any of LESSEE's electrical equipment required conditioned air in excess of Building Standard air conditioning, the same shall be installed by LESSOR (on LESSEE's behalf), and LESSEE shall pay all design, installation, metering and operating costs relating thereto.

     If LESSEE requires that certain areas within LESSEE's Demised Premises must operate in excess of the normal Business Operating Hours, 8:00 a.m. to 6:00 p.m., Monday through Fridays (the "Standard Building Operating Hours"), the electrical service to such areas shall be separately circuited and metered (at LESSEE's expense) or separately calculated, such that LESSEE shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

     All normal electrical Building Standard Services will be available to LESSEE 24 hours a day, seven days a week, 52 weeks a year.

     (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells.

                                  EXHIBIT "D"
                                  -----------

                                SHORT FORM LEASE

                                  EXHIBIT "E"
                                  -----------

                                COMPETITOR LIST


     All of the following and their respective directly owned subsidiaries:


TRW Information Services, Inc. (and TRW, Inc., its parent)
TransUnion (TU)
Computer Sciences Corporation (CSC)
Dun & Bradstreet (D&B)
First Financial Management Corp. (FFMC), (includes Telecheck NABANCO) EDS (and General Motors Corp., its parent)
Total Systems Services, Inc.
First Data Resources (FDR)
Policy Management Systems Corp. (PMSC)
Hooper Holmes
Pinkerton
National Processing Co. (NPC)
Deluxe Check Printers (including SCAN)
Fair, Issac & Co.
National Data Corp.
CYCARE, Inc.
ENVOY
DATEQ
Continuum
Creditel
EMSI
PAYCO American Corp.
Olsten's Temporary
CCN (and Great Universal Stores, its parent)
Grattan, PLC
Next PLC

                                  EXHIBIT "F"
                                  -----------

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                  EXHIBIT "G"
                                  -----------

                           DESCRIPTION OF ACCESS AREA





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                                  EXHIBIT "H"
                                  -----------

                          CURRENT CAFETERIA EQUIPMENT

                                  EXHIBIT "I"
                                  -----------

                           LEGAL DESCRIPTION OF LAND